Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$40,967,773
Unrealized Gain (Loss) on Market Value of Futures	(51,807,443)
Dividend Income	6,929
Interest Income	11,420
ETF Transaction Fees	16,000
Total Income (Loss)	$(10,805,321)

Expenses
General Partner Management Fees	$337,786
Brokerage Commissions	152,516
Professional Fees	132,961
SEC & FINRA Registration Expense	24,401
Non-interested Directors' Fees and Expenses	8,712
NYMEX License Fee	8,445
Prepaid Insurance Expense	7,547
Total Expenses	$672,368
Net Income (Loss)	$(11,477,689)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$674,574,706
Additions (7,900,000 Shares)	198,248,386
Withdrawals (6,000,000 Shares)	(154,152,803)
Net Income (Loss)	(11,477,689)

Net Asset Value End of Month	$707,192,600
Net Asset Value Per Share (28,766,476 Shares)	$24.58

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612